EXHIBIT 21


                                                               JURISDICTION
SUBSIDIARY                                                    OF ORGANIZATION
----------                                                    ---------------
Alpine Holdco Inc.                                                Delaware
Essex Electric Inc.                                               Delaware
DNE Systems, Inc.                                                 Delaware
DNE Manufacturing & Service Company                               Delaware
DNE Technologies, Inc.                                            Delaware
Texas SUT Inc.                                                    Texas
Superior Cable Holdings (1997) Ltd.                               Israel
Mastin Limited                                                    Ireland
Sartin Investments Limited                                        Ireland